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Exhibit 10.5

2008 Omnibus Stock And Incentive Plan
For
Del Frisco's Restaurant Group, Inc.

        1.    Purpose.    The purpose of this Plan is to advance the interests of Del Frisco's Restaurant Group, Inc. and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent Employees, Outside Directors, and Consultants upon whose efforts and judgment its success is largely dependent.

        2.    Definitions.    As used herein, the following terms shall have the meaning indicated:

          (a)   "Affiliate" means any entity, other than the Parent or a Subsidiary, that is designated by the Board as a participating employer under the Plan, provided that the Parent directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

          (b)   "Agreed Price" shall relate to the grant of a SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Shares on the Date of Grant, provided, that if it is not the Fair Market Value of the Shares on the Date of Grant, the SAR will contain provisions which will cause it to comply with Section 409A.

          (c)   "Applicable Laws" means the requirements relating to the administration of equity based plans under U.S. state corporate laws, U.S. federal and state securities laws, and the Code (including, without limitation, Section 409A); and the similar laws of any foreign country or jurisdiction where Awards are, or will be, granted.

          (d)   "Award" shall mean either an Option, a SAR, a Restricted Share Award, or a Performance Award, or an Award which combines two or more of the foregoing, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

          (e)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan.

          (f)    "Available Shares" shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

          (g)   "Board" shall mean the Board of Directors of the Parent.

          (h)   "Cause" shall mean (i) a final, nonappealable conviction of a Holder for commission of a felony involving moral turpitude, (ii) Holder's willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company's reputation, or (iii) Holder's material failure or refusal to perform his duties if Holder has failed to cure such failure or refusal to perform within thirty (30) days after the Company notifies Holder in writing of such failure or refusal to perform.

          (i)    "Change in Control" shall mean the first occurrence of any of the following events after the Effective Date:

            (i)    the acquisition by any person, entity or "group" (as defined in section 13(d) of the 1934 Act), other than the Company, any employee benefit plan of the Company, or any stockholder holding 15% or more of the Common Stock on the Effective Date, of 50% or more of the combined voting power of the Parent's then outstanding voting securities;

            (ii)   within any twenty-four (24) month period, the Continuing Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Parent; provided, however, that any Director elected to the Board, or nominated for election, by a majority of the Continuing Directors then still in office shall be deemed to be a Continuing Director for purposes of this clause (ii), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or "group" other than the Board (including, but not limited to, any such assumption that results from clauses (i), (iii), (iv) or (v) of this definition);

            (iii) the merger or consolidation of the Parent, as a result of which persons who were holders of voting capital stock (including, without limitation, Common Stock) of the Parent, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of Directors of the merged or consolidated company;

            (iv)  the approval by the stockholders of the Parent of the liquidation or dissolution of the Company other than a liquidation of the Parent into any Subsidiary or a liquidation a result of which persons who were stockholders of the Parent immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and

            (v)   the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, a stockholder holding 15% or more of the Common Stock of the Company on the Effective Date or any person or entity that directly or indirectly controls or is controlled by or under common control with such stockholder.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

          (j)    "Change in Control Price" shall mean the highest price per share paid in any transaction reported on the NASDAQ Global Market or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Change in Control at any time during the 60 day period immediately preceding such occurrence, in each case as determined by the Committee except that, in the case of Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Holder exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs.

          (k)   "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

          (l)    "Committee" shall mean the Compensation Committee of the Board, exclusive of any member of the Compensation Committee who is not a Non-Employee Director.

          (m)  "Common Stock" shall mean the common stock, par value $.0001 per share, of the Parent.

          (n)   "Company" shall mean the Parent, its Subsidiaries and Affiliates, except when it shall be appropriate to refer only to Del Frisco's Restaurant Group, Inc., then it shall be referred to as "Parent".

          (o)   "Consultant" shall mean any person or entity (including a Director) who or which is engaged by the Company to render consulting services and is compensated for such consulting services; provided, further, without limiting the generality of the forgoing, it shall not mean a Director who is paid only a Director's fee by the Company.

          (p)   "Covered Person(s)" shall mean, for each Plan Year, the principal executive officer and the three most highly compensated executive officers (other than the principal executive officer and the principal financial officer) as of the last day of such Plan Year.

          (q)   "Date of Grant" shall mean the date on which the Committee has taken all of the actions required to make the Award, in all material respects, final and binding on the Company; provided, further, it is followed, as soon as reasonably possible, by written notice to the Eligible Person who has been granted the Award.

          (r)   "Director" shall mean a member of the Board.

          (s)   "Disability" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

          (t)    "Effective Date" shall mean                        , 2008.

          (u)   "Eligible Person" shall mean an Employee, a Consultant, or an Outside Director, who the Committee determines to have the capacity to substantially contribute to the success of the Company.

          (v)   "Employee" shall mean a person employed by the Company.

          (w)  "Fair Market Value" shall mean, as of a particular date, the closing sale price of Shares, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation or (ii) if the Shares are quoted on a system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day on such system. If neither clause (i) nor clause (ii) is applicable, the fair market value shall be determined by any fair and reasonable means prescribed by the Committee.

          (x)   "Holder" shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it should be appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and provided further that to the extent provided under, and subject to the conditions of, the Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

          (y)   "Immediate Family" means any child, stepchild, grandchild, parent stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

          (z)   "Incentive Stock Option" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

          (aa) "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

          (bb) "Non-qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

          (cc) "Option" (when capitalized) shall mean any Incentive Stock Option and Non-qualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Non-qualified Stock Option provisions.

          (dd) "Optionee" shall mean a person to whom an Option is granted (often referred to as a Holder).

          (ee) "Option Price" shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire the Share under the terms of the Option.

          (ff)  "Option Proceeds" shall mean the cash proceeds received by the Company from the exercise of Options reduced by any such amounts previously used to purchase Reacquired Shares.

          (gg) "Outside Director" means a member of the Board who is not an officer or Employee.

          (hh) "Parent" shall mean Del Frisco's Restaurant Group, Inc., a Delaware corporation.

          (ii)   "Performance Award" shall mean the Award which is granted to a Covered Person, which consists of cash, or Performance Shares, or Performance Units, or a combination thereof, and which is contingent upon the attainment of the Performance Measures specified in such Award during the Performance Period, all as described more fully in Section 13.

          (jj)  "Performance Measures" shall mean one or more (or a combination) of the following: (i) earnings per share, (ii) return on average common equity, (iii) pre-tax income, (iv) earnings before deductions for interest, taxes, depreciation and amortization of non-cash items, (v) pre-tax operating income, (vi) net operating income, (vii) net revenue, (viii) net income, (ix) cash earnings per share, (x) book value per share, (xi) net asset values, (xii) overall or specific cost reductions, (xiii) completion of sale/leasebacks, (xiv) site acquisitions, and (xvi) facility acquisitions; and such other criteria which the Committee reasonably determines is comparable to such listed criteria; provided, further, without limitation, that a Performance Award can provide that satisfaction of the selected criteria will be based on the Company's performance, or based on one or more Company business units or divisions, or Subsidiaries, or Affiliates, in each case relative to one or more peer companies; and provided, finally, without limitation, that a Performance Measure may not consist of merely remaining in the employ of the Company for a specified period of time. When establishing a Performance Measure, without limiting the generality of the Committee's authority, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally acceptable accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements, notes to the Company's financial statements or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the 1934 Act.

          (kk) "Performance Period" shall mean the period during which attainment of the Performance Measures set forth in the Performance Award must occur.

          (ll)   "Performance Shares" means a grant of a stated number of Shares to a Holder under a Performance Award.

          (mm)   "Performance Unit" means a grant to a Holder of a contractual right to receive a stated number of Shares or cash equal to the Fair Market Value of a stated number of Shares, under a Performance Award.

          (nn) "Plan" shall mean this 2008 Omnibus Stock and Incentive Plan For Del Frisco's Restaurant Group, Inc.

          (oo) "Plan Year" shall mean the Parent's fiscal year.

          (pp) "Potential Change In Control" shall mean the first to occur of (i) approval by shareholders of an agreement by the Parent, the consummation of which would result in a Change in Control; or (ii) the filing of a Schedule 13G or 13D under the 1934 Act and, within 15 days after such filing, the adoption by the Committee of a resolution stating that, in the judgment of the Committee, a Potential Change in Control has occurred for purposes of this Plan.

          (qq) "Reacquired Shares" shall mean Shares, if any, reacquired by the Company on the open market with the Option Proceeds, provided that the aggregate of such Reacquired Shares may not exceed fifty percent (50%) of the aggregate Shares (excluding Reacquired Shares) authorized in Section 3.

          (rr)  "Restriction(s)" shall mean the restrictions applicable to Restricted Shares, or Restricted Share Units, subject to a Restricted Share Award which prohibit the "transfer" of such Restricted Shares, or Restricted Share Units, and which constitute "a substantial risk of forfeiture" of such Restricted Shares, or Restricted Share Units, as that risk is defined under Section 409A.

          (ss) "Restricted Period" shall mean the period during which Restricted Shares, or Restricted Share Units, shall be subject to Restrictions.

          (tt)  "Restricted Shares, or Restricted Share Units," shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

          (uu) "Restricted Share Award" shall mean the award of Restricted Shares, or Restricted Share Units, or a combination thereof.

          (vv) "Restricted Share Unit" means a Holder's contractual right to receive a stated number of Shares or cash equal to the Fair Market Value of such Shares at the conclusion of the Restricted Period.

          (ww) "Restricted Share Distributions" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares, or Restricted Share Units, or the Shares which are the basis for the Restricted Share Units, during a Restricted Period.

          (xx) "SAR" shall mean a stock appreciation right as defined in Section 18 hereof.

          (yy) "Section 162(m) Maximum" shall mean                        Shares.

          (zz) "Section 409A" shall mean Section 409A of the Code.

          (aaa)    "Separation" shall mean the date on which a Holder ceases to have an employment relationship with the Company for any reason, including death or Disability; and provided, further, without limitation, such employment relationship will cease, (a) in the case of an Outside Director, upon his or her ceasing to be a Director, and (b) in the case of a Consultant, upon the termination of such Consultant's contract with the Company, or in the absence of a contract, upon the later of (i) delivery by the Company to such Consultant of a formal written notice of cessation of his or her services for the Company, and (ii) the date of such cessation stated in such notice; provided, however, that a Separation will not be considered to have occurred while an Employee is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed 180 days, or, if longer, so long as the Employee's right to reemployment with the Company is guaranteed either by statute or by contract.

          (bbb)    "Share(s)" shall mean a share or shares of Common Stock.

          (ccc)    "Spread" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s), on the date of reference.

          (ddd)    "Subsidiary" means (i) any corporation in which the Parent owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation, and (ii) any other business organization, regardless of form, in which the Company possesses, directly or indirectly, at least 50% of the total combined equity interests of such organization.

          (eee)    "Vest", "Vested" and similar terms shall mean the number of Award Shares which have become nonforfeitable, including the number of Restricted Shares, or Restricted Share Units, on which the Restrictions have lapsed; provided, further, and without limitation, that the lapse of Restrictions imposed under a Performance Award, based on the attainment of the Performance Measures set forth in such Performance Award, is also a Vesting event.

          (fff)    "1933 Act" shall mean the Securities Act of 1933, as amended.

          (ggg)    "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

        3.    Reservation of Available Shares.    As of the Effective Date,                         Shares shall automatically, and without further action, become Available Shares. With respect to Available Shares (i) which are subject to (or with respect to which an Award is measured) (x) any Award which shall terminate, expire or be canceled, or (y) any Award which is paid in cash, or (ii) which shall be accepted in payment of the Option Price of an Option, or (iii) which shall be accepted with respect to the tax withholding obligations as described in Section 20, shall remain Available Shares. Available Shares shall be increased automatically by the number of Reacquired Shares; provided, however, that Incentive Stock Options may not be issued after                        Shares have been issued under the Plan. No Covered Person shall be eligible to receive Awards (other than Restricted Share Awards) pursuant to this Plan in any Plan Year which relate to Shares which exceed the Section 162(m) Maximum. Where an Award is settled on a basis other than the issuance of Available Shares, the Available Shares (if any) which measured the amount of such Award settlement shall be canceled and no longer considered Available Shares.

        4.    Conditions for Grant of Awards.

          (a)   The following are the general conditions relating the grant of an Award:

            (i)    Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

            (ii)   In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

            (iii) Incentive Stock Options may be granted only to Employees, and all other Awards may be granted to either Employees, Consultants or Outside Directors.

            (iv)  The Plan shall not confer upon any Holder any right with respect to continuation of employment by, or consulting relationship with, the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment, consulting relationship or Directorship at any time, nor shall the reference to "Company" confer an employment relationship on a Consultant.

            (v)   The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

            (vi)  The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Award.

          (b)   The following are special provisions relating to Section 409A:

            (i)    Notwithstanding anything to the contrary contained in the Plan, to the extent the Committee determines on the grant date that an Award shall qualify as "other performance based compensation" within the meaning of Section 162(m)(4) of the Code, the Committee shall not exercise any subsequent discretion otherwise authorized under the Plan with respect to such Award if the exercise of the Committee's discretion would cause such award to fail to qualify as "other performance based compensation."

            (ii)   It is intended that Options, SARs, Performance Stock and Restricted Stock be exempt from the application of Section 409A, and that Performance Units, and Restricted Stock Units generally will be exempt based on the short term deferral exemption of Section 409A, but in any event will be designed to satisfy the requirements of Section 409A. Accordingly, notwithstanding anything to the contrary contained in the Plan, the Board and the Committee (and any delegate thereof) shall not exercise any discretion otherwise authorized under the Plan or any Award Agreement if the exercise of the Board's or the Committee's (or any delegate's) discretion would cause such Awards to become subject to Section 409A (in the case of Options, SARs, Performance Stock and Restricted Stock) or fail to satisfy the requirements of Section 409A (in the case of Performance Units, or Restricted Stock Units which are subject to Section 409A).

          (c)   Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company operates, shall have sole discretion to (i) modify the terms and conditions of Awards granted to Holders employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

        5.    Grant of Options.

          (a)   The Committee may grant to Optionees from time to time Options alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash Awards made outside of the Plan, to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-qualified Stock Option, shall be evidenced by a written Award Agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Non-qualified Stock Option.

          (b)   The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

          (c)   A Non-qualified Stock Option shall not be transferable by the Holder without the prior written consent of the Committee other than (i) transfers by the Holder to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. An Incentive Stock Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Holder's lifetime, only by the Holder.

          (d)   In the case of a Non-qualified Stock Option or a Holder who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Shares acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the Holder upon such exercise.

          (e)   The Committee may at any time offer to buy out for a payment in cash either (i) Restricted Stock, or (ii) an Option previously granted, provided that an offer to buy out an Option will not be made unless the Fair Market Value, on the date of such offer, of the Shares subject to such Option exceed the Option Price of such Option.

          (f)    If the Award Agreement so provides at Date of Grant or (except in the case of an Incentive Stock Option) is amended after Date of Grant and prior to exercise to so provide (with the Holder's consent), the Committee may require that all or part of the Shares to be issued with respect to the Spread take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the transferability and forfeiture Restrictions involved.

          (g)   Without limitation, the Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the Award Agreement, any such conditional Option shall vest twelve (12) months prior to its expiration if the conditions to exercise have not theretofore been satisfied.

        6.    Option Price.

          (a)   The Option Price shall be any price determined by the Committee; provided, however, that the Option Price may not be less than the par value of the Common Stock, and in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

          (b)   Unless further limited by the Committee in any Option, the Option Price shall be paid solely in cash, by certified or cashier's check, by wire transfer, by money order, with Common Stock (but with Common Stock only if expressly permitted by the terms of the Option), or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment. If the Option Price is permitted to be, and is, paid in whole or in part with Common Stock, the value of the Common Stock surrendered shall its Fair Market Value on the date surrendered.

        7.    Exercise of Options.    An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Non-qualified Stock Option.

        8.    Exercisability of Options.

          (a)   Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option to the extent not inconsistent with the express provisions of this Plan; and provided further, without limitation, that in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may provide that no Available Shares acquired on the exercise of such Option shall be transferable during such 6 month period following the Date of Grant.

          (b)   The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised or a Restriction will lapse.

        9.    Termination of Option Period.

          (a)   As provided in Section 5, and without limitation, each Option shall be evidenced by an Award Agreement that may contain any provisions selected by the Committee; provided, however, that in each case, unless the terms of the Option expressly provide for a different date of termination, the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be an Employee, if such cessation is for Cause, (ii) the 90th day following Optionee's Separation for any reason other than death, Disability or for Cause; (iii) the first anniversary of a Separation by reason of death or Disability; or (iv) the tenth (10th) anniversary of the Date of Grant.

          (b)   Notwithstanding any provision of the Plan to the contrary, in the event of the proposed dissolution or liquidation of the Parent, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Parent with or into another corporation, unless otherwise expressly provided (by express reference to this Section 9(b)) in the terms of an Option, the Committee may, following delivery of a written notice ("Cancellation Notice") to any Holder of an Option, cancel the unexercised Vested portion (including the portion which becomes Vested by reason of acceleration), if any, of such Option, effective on the date specified in the Cancellation Notice ("Cancellation Date"). Notwithstanding the forgoing, the Cancellation Date may not be earlier than the last to occur of (i) the 30th day following delivery of the Cancellation Notice, and (ii) the 60th day prior to the transaction which has caused the delivery of the Cancellation Notice. Without limitation, in the event the transaction giving rise to the Cancellation Notice does not occur, if so provided in the Cancellation Notice, each Holder who shall have elected to make his or her exercise conditional on the occurrence of the transaction shall be refunded any amounts paid to exercise such Holder's Option, such Option will be reissued, and the purported exercise of such Option shall be null and void ab intitio.

        10.    Incentive Stock Options for 10% Shareholder.    Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (as defined in Section 425 of the Code) at the Date of Grant, unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

        11.    Non-qualified Stock Options.    Non-qualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Non-qualified Stock Option (i) must be clearly designated as a Non-qualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in Subsection 5(b); and (iii) shall not be subject to Section 10 hereof. If both Incentive Stock Options and Non-qualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

        12.    Restricted Share Awards.

          (a)   Each Restricted Share Award shall be evidenced by an Award Agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares, or Restricted Share Units, of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares, or Restricted Share Units, on the date the Restrictions with respect to such Restricted Shares, or Restricted Share Units, lapse, in lieu of retaining the corresponding formerly Restricted Shares, or Restricted Share Units, and provided, further, that in the event such a provision is included in the Restricted Share Award of an officer (as defined in Section 18(k)), the election to receive cash in lieu of Restricted Shares, or Restricted Share Units, shall be subject to the same limitations on exercise as are set forth in Section 18(k). As a condition to the grant of a Restricted Share Award, if required by applicable law, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay to the Company an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving a Restricted Share Award of Restricted Shares shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions applicable to the Restricted Share Distributions.

          (b)   The Restrictions on Restricted Shares, or Restricted Share Units, shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 9th anniversary of the Date of Grant.

          (c)   The Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares, or Restricted Share Units.

          (d)   During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable Award Agreement granting such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable Award Agreement granting such Restricted Share Award. Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and the Holder shall have all rights, powers and privileges of a Holder of unRestricted Shares, except that the Holder will not be entitled to delivery of the stock certificates until the lapse of the Restriction Period with respect to the Restricted Shares of reference, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares, or Restricted Share Units) until the conclusion of the Restricted Period with respect to the related Restricted Shares or Restricted Shares Units; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the Restricted Share Award, as reasonably determined by the Committee, will cause a forfeiture of both Restricted Shares or Restricted Share Units, and related Restricted Share Distributions.

          (e)   Unless otherwise provided in the Award Agreement, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Parent shall issue a certificate or certificates for the Shares underlying such Restricted Stock Unit (plus additional shares of Common Stock, if any, to the extent required with respect to the Restricted Share Distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

        13.    Performance Awards.

          (a)   Performance Awards during a Plan Year may be granted to one or more Covered Persons, and shall in all events be specifically designated as Performance Awards. Nothing herein shall be construed as limiting the Committee's authority to grant other types of Awards to Eligible Persons, including Covered Persons, conditioned on the satisfaction of such criteria, including those comprising one or more of the Performance Measures, as the Committee, in its sole discretion, may select.

          (b)   Without limitation, the Committee's grant of Performance Awards may, in its sole discretion, be made in Shares (including, without limitation, Restricted Shares, or Restricted Share Units, whose Restrictions will lapse on the basis of the satisfaction of the selected Performance Measure(s)), in Performance Units, or in cash, or in a combination of Shares, Performance Units, and cash, but the cash portion of such Performance Award granted to a Covered Person may not exceed $                        in a Plan Year.

          (c)   The Committee shall select the Performance Measures which will be required to be satisfied during the Performance Period in order to earn amounts specified in the Performance Award. Such Performance Measures, and the duration of any Performance Period, may differ with respect to each Covered Person, or with respect to separate Performance Awards issued to the same Covered Person. The selected Performance Measures, the Performance Period(s), and any other conditions to the Company's obligation to pay a Performance Award shall be set forth in each Performance Award on or before the first to occur of (i) the 90th day of the selected Performance Period, (ii) the first date on which more than 25% of the Performance Period has elapsed, and (iii) the first date, if any, on which satisfaction of the Performance Measure(s) is no longer substantially uncertain.

          (d)   Unless otherwise expressly provided in the Performance Award, the Covered Person must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Covered Person's Separation, prior to the end of the Performance Period.

          (e)   Performance Awards may be payable in a single payment or in installments, but may not be paid in whole or in part prior to the date on which the Performance Measures are attained; except that, if expressly provided under the Performance Award, such payment may be accelerated upon the death or Disability of the Covered Person, or as a result of a Change in Control, it being understood that if such acceleration events occur prior to the attainment of the Performance Measures, the Performance Award will not be exempt from Section 162(m) of the Code.

          (f)    Unless otherwise provided in the Award Agreement, as soon as reasonably practicable after the lapse of the Performance Period with respect to any Performance Units, the Parent shall issue to the Holder a certificate or certificates for the Shares (if any) underlying such Performance Units (plus additional Shares attributable to Restricted Share Distributions), or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such Shares on the date of payment.

        14.    Acceleration on Change in Control.    In the event of either a Change in Control, or a Potential Change in Control followed, within 360 days, by a Change in Control, unless otherwise expressly provided by the Committee prior to such event, (i) all Awards, other than Performance Awards, shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this Section 14, such Award shall be "accelerated"), and (ii) the Committee shall have the right to cash out some or all outstanding Non-qualified Stock Options, Stock Appreciation Rights, and Restricted Stock, on the basis of the Change in Control Price, effective as of the date of the Change in Control, or on such other date as the Committee may determine prior to the Change in Control.

        15.    Adjustment of Available Shares.

          (a)   If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

            (i)    appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under Section 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Common Stock shall continue to be subject to grant under Section 3, and to such Award, and

            (ii)   in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the relative cost of acquiring each Share subject to such Award remains the same.

          (b)   The Committee will change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation § 1.425-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the Shares subject to option immediately after the substitution or assumption, over the aggregate option price of such Shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and (ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

          (c)   Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale for adequate consideration, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

          (d)   Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

        16.    Transferability of Awards.    Each Award shall provide that such Award shall not be transferable by the Holder otherwise than (i) by will or the laws of descent and distribution, or (ii) pursuant to a domestic relations order as that term is defined in Section 414(p)(1)(B) of the Code, provided that such order satisfies Section 414(p)(1)(A) of the Code; or, if so provided in the Award, that such Award is transferable, in whole or in part, without payment of consideration, (a) to members of the Holder's Immediate Family, to trusts for such Immediate Family members, or to partnerships whose only partners are such Immediate Family members, or (b) except as prohibited by Rule 16b-3, to a person or other entity for which the Holder is entitled to a deduction for a "charitable contribution" under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, finally, that in each case the exercise of the Award will remain the power and responsibility of the Holder and that so long as the Holder lives, only such Holder (even if pursuant to the legal direction of the person to whom a charitable contribution has been made) or his guardian or legal representative shall have the rights set forth in such Award.

        17.    Issuance of Shares.    No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Common Stock shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Common Stock, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

            (i)    a representation, warranty or agreement by the Holder to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

            (ii)   a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

        Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement, voting trust, or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

        18.    Stock Appreciation Rights.

          (a)   The Committee shall have authority to grant a SAR with respect to all or some of the Available Shares covered by any Option ("Related Option"), or with respect to, or as some or all of, a Performance Award ("Related Performance Award"). A SAR granted with respect to an Incentive Stock Option must be granted on the Date of Grant of such related Option. A SAR granted with respect to a Related Non-qualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

          (b)   For the purposes of this Section 18, the following definitions shall apply:

            (i)    The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

            (ii)   The term "SAR Spread" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the Fair Market Value of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR Award Agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

          (c)   To exercise the SAR, the Holder shall:

            (i)    Give written notice thereof to the Company, specifying the SAR being exercised and the number or Available Shares with respect to which such SAR is being exercised, and

            (ii)   If requested by the Company, deliver within a reasonable time the Award Agreement evidencing the SAR being exercised, and the Related Award Agreement, or Related Performance Award Agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all Award Agreements to the Holder.

          (d)   As soon as practicable after the exercise of a SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to the SAR Spread; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

          (e)   A SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised.

          (f)    Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

          (g)   A SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

          (h)   A SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

          (i)    Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written Award Agreement.

          (j)    The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR.

          (k)   With respect to a Holder who, on the date of a proposed exercise of a SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), and who would receive cash in whole or in part upon the proposed exercise of his SAR, such proposed exercise may only occur as permitted by Rule 16b-3, including without limitation paragraph (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to Section 16(b) of the 1934 Act) which, at the date of adopting this Plan, among other things, permits exercise during a period beginning on the third (3rd) business day following the Parent's public release of quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such public release.

        19.    Administration of the Plan.

          (a)   The Plan shall be administered by the Committee and, except for the powers reserved to the Board in Section 22 hereof, the Committee shall have all of the administrative powers under Plan.

          (b)   The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

          (c)   Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

          (d)   No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

          (e)   In particular, and without limitation, the Committee shall have the authority, consistent with the terms of the Plan:

            (i)    to select the officers, key Employees, Outside Directors, and Consultants to whom Awards may from time to time be granted hereunder;

            (ii)   to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Persons;

            (iii) to determine the number of Shares to be covered by each such Award granted hereunder;

            (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the Agreed Price and any Restriction or limitation, or any Vesting acceleration or waiver of forfeiture Restrictions, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the Plan; provided, however, and notwithstanding any provision hereof to the contrary, the Committee (i) will not (w) amend an Option to reduce its Option Price, or (except for Vesting acceleration) materially improve its terms and conditions in favor of the Holder; nor (x) amend a SAR in a manner which causes or increases its SAR Spread, or (except for Vesting acceleration) materially improves its terms and conditions in favor of the Holder; and (ii) will not grant an Award whose exercise is conditioned directly or indirectly on the surrender, or failure to exercise, either (y) an Option whose Option Price is greater than the Fair Market Value of a Share on the date of grant of such Award, or (z) a SAR which does not have a SAR Spread, on the date of grant of such Award.

            (v)   to determine whether and under what circumstances an Option may be settled in cash, or Restricted Shares, or Restricted Share Units, instead of Shares;

            (vi)  to determine whether, to what extent, and under what circumstances Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or cash awards made outside of the Plan;

            (vii) to determine whether and to what extent, and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Holder (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); provided, further, that any such determinations or elections must comply with all applicable laws, including, without limitation, Section 409A; and

            (viii)   to determine whether and to what extent a Holder will be allowed to pay the Option Price of an Option, or to satisfy tax withholding requirements, in Shares.

          (f)    The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan; provided, however, that to the extent that this Plan otherwise requires the approval of the Board or the shareholders of the Parent, all decisions of the Committee shall be subject to such Board or shareholder approval. Subject to the foregoing, and without limitation, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Holders.

        20.    Tax Withholding.    On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash, or in Shares (but in Shares only if expressly provided in the Award, or otherwise authorized by the Committee), the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable.

        21.    Interpretation.

          (a)   If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

          (b)   This Plan shall be governed by the laws of the State of Delaware.

          (c)   Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d)   Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

          (e)   The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Holder, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

          (f)    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        22.    Amendment and Discontinuation of the Plan.    The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that (except to the extent provided in Section 9(b) and 15 hereof) no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in Subsection 9(a)(iv), (c) extend the termination date of the Plan as set forth in Section 24, (d) increase the Section 162(m) Maximum; or (e) make any change for which applicable law or regulatory authority (including the regulatory authority of the NASDAQ Global Market or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure all deductibility of compensation received under the Plan under Section 162(m) of the Code; and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Holder without the consent of such Holder; provided, that, notwithstanding anything to the contrary contained in this Plan, without a Holder's consent, the Board or the Committee may amend (such amendment to have the minimum economic effect necessary, as determined by the Board or Committee in its sole discretion) the Plan, any Award or any Award Agreement in such manner as may be necessary or appropriate to either (A) exempt the Award from Section 409A, or (B) comply with the requirements of Section 409A, including, but not limited to, by delaying the payment of cash or the issuance of any Shares to any "specified employee" (within the meaning of Section 409A) upon the termination of such specified employee's employment.

        23.    Section 83(b) Election.    If as a result of receiving an Award, a Holder receives Restricted Shares, or Restricted Share Units, subject to a "substantial risk of forfeiture", then such Holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares, or Restricted Share Units, are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares, or Restricted Share Units, at the Date of Grant, over the amount (if any) paid for the Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

        24.    Effective Date and Termination Date.    The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.

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2008 Omnibus Stock And Incentive Plan For Del Frisco's Restaurant Group, Inc.